UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 10, 2013

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Directors

On the recommendation of our nominating and corporate governance committee, our board of directors elected Gerhard F. Burbach as a Class II director on January 10, 2013, to fill the vacant Class II board seat and serve until his successor is duly appointed and qualified or until his earlier resignation or removal. Mr. Burbach will also serve as a member of our audit and compensation committees.

Since January 2006, Mr. Burbach, age 50, has served as president, chief executive officer and director of Thoratec Corporation, a publicly-traded company that develops, manufactures and markets proprietary medical devices used for circulatory support. In addition, since October 2004, Mr. Burbach has served as a member of the board of directors of Digirad Corporation, a publicly-traded company focused on diagnostic imaging products. From April 2005 to January 2006, Mr. Burbach served as president and chief executive officer of Digirad Corporation. From July 2003 to April 2005, he served as president and chief executive officer of Bacchus Vascular, Inc., a developer of catheter-based medical devices. From January 2001 to July 2003, he served as chief executive officer of Philips Nuclear Medicine, a division of Philips Electronics, and, before its acquisition by Philips, worked for four years for ADAC Laboratories, most recently as president. Mr. Burbach also spent six years with the management consulting firm of McKinsey & Company, Inc., where he was most recently a senior engagement manager in the firm’s healthcare practice. Mr. Burbach received a B.S. in Industrial Engineering from Stanford University in 1984 and an M.B.A. from Harvard Business School in 1990.

There was no understanding or arrangement between Mr. Burbach and any other person pursuant to which Mr. Burbach was elected as a director.

Mr. Burbach is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 10, 2013, in connection with Mr. Burbach’s election as a Class II director, we entered into an indemnification agreement with Mr. Burbach in the form of our standard indemnification agreement, which was filed with the Securities and Exchange Commission on January 28, 2011 as Exhibit 10.1 to Amendment No. 3 to Registration Statement on Form S-1 and is incorporated herein in its entirety by reference.

As a non-employee director, Mr. Burbach will participate in the compensation program applicable to all non-employee directors, which is summarized below.

Under our cash compensation policy, each non-employee director receives a base annual retainer of $20,000 and the board chair receives an additional base annual retainer of $10,000. Committee members receive additional annual cash compensation for service on board committees as follows: audit committee, $10,000; compensation committee, $7,000; and nominating and corporate governance committee, $5,000. Committee chairs receive additional compensation for service as the chair of board committees as follows: audit committee chair, $5,000; compensation committee chair, $3,500; and nominating and corporate governance committee chair, $2,500.

In accordance with our outside director equity compensation policy and our 2011 Equity Incentive Plan, on January 10, 2013, Mr. Burbach was granted an option to purchase 30,000 shares of our common stock. On the date of each annual meeting of stockholders following the date of Mr. Burbach’s election to the board, Mr. Burbach will be granted an option to purchase 12,000 shares of our common stock, subject to Mr. Burbach continuing to be a non-employee director on each such date.

The foregoing is only a brief description of the material terms of our non-employee director compensation program, and is qualified in its entirety by reference to the description of our non-employee director compensation program under the heading “Compensation of Non-Employee Directors” in our definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 26, 2012 and incorporated herein in its entirety by reference.

On January 14, 2013, we issued a press release announcing Mr. Burbach’s appointment as a director. The press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been filed with the Securities and Exchange Commission:

Exhibit No.	Description

99.1	Fluidigm Corporation Press Release dated January 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: January 14, 2013	By:	/s/ Vikram Jog
Vikram Jog Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Fluidigm Corporation Press Release dated January 14, 2013.